                                                                   Exhibit (15)




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549



     RE:  Ecolab Inc. Registration Statements on Form S-8
          (Registration Nos. 2-60010; 2-74944; 33-1664;
          33-41828; 2-90702; 33-18202; 33-55986; 33-56101
          33-26241; 33-34000; 33-56151; 333-18627; 33-39228;
          33-56125; 33-60266; 33-65364; 33-59431; 333-18617;
          333-21167; 333-35519; 333-40239; and 333-50969) and Ecolab Inc.
          Registration Statements on Form S-3 (Registration
          Nos. 333-14771 and 333-45295)

We are aware that our report dated April 24, 1998, on our reviews of interim financial information of Ecolab Inc. for the periods ended March 31, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                              /s/Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.



Saint Paul, Minnesota
May 12, 1998